UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

☒	Definitive Additional Materials

EOS INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

EOS Inc.

2F., No. 157, Sec. 2, Nanjing E. Rd.

Zhongshan District

Taipei City 104075

Taiwan

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the holders of the majority of the voting power of the stockholders of EOS Inc., a Nevada corporation (the “Company” “we”, “us,” or “our”), has approved the following action without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes, on July 16, 2024 (the “Record Date”):

The approval of an amendment to our articles of incorporation to effect a reverse stock split of our Common Stock, par value $0.001 per share (the “Common Stock”) by a ratio of 100-for-1 not later than December 31, 2024, with the Board of Directors (the “Board”) having the discretion as to the exact date of any reverse split to be set. The action will become effective on the 20th day after the Information Statement is mailed to our stockholders and notification to and approval by the Financial Industry Regulatory Authority, Inc. of the same. This Information Statement will serve as written notice to stockholders pursuant to the Nevada Revised Statutes.

On July 16, 2024, the Approving Stockholders approved, by written consent, the Corporate Action. The Approving Stockholders own 391,594,357 shares of Common Stock and 1,500,000 shares of Series A Preferred Stock, representing 89.87% of the total issued and outstanding voting power of the Company.

Important Notice Regarding the Availability of Information Statement Materials

Pursuant to Securities and Exchange Commission Rule §240.14C-2, you are receiving this notice that the Information Statement is available on the Internet. This communication provides only a brief overview of the more complete Information Statement Materials. We encourage you to access and review all of the important information contained in the Information Statement Materials.

Follow the instructions below to view the materials or request printed or email copies.

Our Information Statement is available at https://eosinc999.us

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a paper or e-mail copy. Please make your request for a copy by one of the following methods on or before August 10, 2024 to facilitate timely delivery.

-	E-mail to chopwoodman@gmail.com
-	Mail at EOS INC., 2F., No.157, Sec. 2, Nanjing E. Rd., Zhongshan District, Taipei City 104075, Taiwan
-	Telephone call to +8862-2586-8300.

August 1, 2024	By:	Order of the Board of Directors

/s/ He Siang Yang
He Siang Yang
Chief Executive Officer and Chairman of the Board of Directors

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY